Exhibit 24.1

POWER OF ATTORNEY

THE TORONTO-DOMINION BANK

KNOW ALL MEN BY THESE PRESENTS that the undersigned, THE TORONTO-DOMINION BANK, a Canadian chartered bank (the “Bank”), and each of the undersigned directors and officers of the Bank, hereby constitute and appoint Christopher A. Montague and Fredric J. Tomczyk, and each of them severally, his or her true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the Bank to comply with the United States Securities Act of 1933, as amended, and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “Commission”) thereunder in connection with the registration under such Act of common shares, without nominal or par value, of the Bank, to be offered or sold pursuant to the employee benefit plan referenced in the Form S-8 of the Bank to which this Power of Attorney is an exhibit, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Bank and the name of the undersigned, individually and in his or her capacity as a director or officer of the Bank, to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to said common shares, to any and all amendments, including post-effective amendments, to the Registration Statement, and to any and all instruments or documents filed as a part of or in connection with the Registration Statement and/or any such amendments; and to file with the Commission the Registration Statement, any and all amendments thereto, and any and all instruments or documents filed as a part of or in connection with the Registration Statement and/or any such amendments; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

IN WITNESS WHEREOF each of the undersigned has subscribed these presents as of this 22nd day of February, 2007.

THE TORONTO-DOMINION BANK

By:	/s/ W. Edmund Clark
W. Edmund Clark, President, Chief Executive Officer and Director

/s/ Colleen Johnston
Colleen M. Johnston, Executive Vice President and Chief Financial Officer

/s/ Kelvin Tran
Kelvin Tran, Vice President and Chief Accountant

/s/ Brendan O’Halloran
Brendan O’Halloran, Authorized Representative in the United States

/s/ John M. Thompson
John M. Thompson, Chairman of the Board

/s/ William E. Bennett
William E. Bennett, Director

/s/ Hugh J. Bolton
Hugh J. Bolton, Director

/s/ John L. Bragg
John L. Bragg, Director

/s/ Wendy K. Dobson
Wendy K. Dobson, Director

/s/ Darren Entwistle
Darren Entwistle, Director

/s/ Donna M. Hayes
Donna M. Hayes, Director

/s/ Henry H. Ketcham
Henry H. Ketcham, Director

/s/ Pierre H. Lessard
Pierre H. Lessard, Director

/s/ Harold H. MacKay
Harold H. MacKay, Director

/s/ Brian F. MacNeill
Brian F. MacNeill, Director

/s/ Irene R. Miller
Irene R. Miller, Director

/s/ Roger Phillips
Roger Phillips, Director

/s/ Wilbur J. Prezzano
Wilbur J. Prezzano, Director

/s/ Helen K. Sinclair
Helen K. Sinclair, Director

/s/ Christopher A. Montague
Christopher A. Montague Attorney-in-fact